   As filed with the Securities and Exchange Commission on October 25, 1994.

                                              Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       AMERICAN PRESIDENT COMPANIES, LTD.
             (Exact name of registrant as specified in its charter)

                Delaware                           94-2911022
    ______________________________               __________________
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)             Identification No.)

             1111 Broadway
          Oakland, California                          94607
    ______________________________               _________________
         (Address of Principal                       (Zip Code)
           Executive Offices)

          AMERICAN PRESIDENT COMPANIES, LTD. 1989 STOCK INCENTIVE PLAN
          ____________________________________________________________
                           (Full title of the plans)

       MARYELLEN B. CATTANI, ESQ.                    Copies to:
 Senior Vice President, General Counsel
             and Secretary                     STANTON D. WONG, ESQ.
   American President Companies, Ltd.        Pillsbury Madison & Sutro
             1111 Broadway                         P.O. Box 7880
       Oakland, California 94607              San Francisco, CA 94120
             (510) 272-8000                        (415) 983-1000
    ______________________________               _______________
      (Name, address and telephone
      number, including area code,
         of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of        Amount      Proposed Maximum  Proposed           Amount of
Securities To   To Be       Offering Price    Maximum Aggregate  Registration
Be Registered   Registered  per Share(1)      Offering Price(1)  Fee(1)

[S]             [C]         [C]               [C]                [C]
Common Stock    2,000,000   $24.75            $49,500,000        $17,068.97
$.01 par value  shares


(1) Pursuant to Rule 457(h), the registration fee was computed on the basis of the market value of the Common Stock, computed in accordance with Rule 457(c) on the basis of the average high and low prices per share of such Common Stock as reported on the New York Stock Exchange Composite Transactions Tape (as reported by The Wall Street Journal) on October
    21, 1994.

                            _________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANT TO
                       GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

   This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

   The following Registration Statements on Form S-8 of the Registrant filed with the Securities and Exchange Commission are hereby incorporated by reference: File No. 33-28640 (effective June 1, 1989); File No. 33-36030 (effective July 24, 1990); and File No. 33-47492 (effective April 27, 1992).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by American President Companies, Ltd. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

   (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), which includes the audited financial statements of the Company for the fiscal year ended December 31, 1993.

   (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 8, 1994, filed pursuant to Section 13 of the Exchange Act.

   (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 1994, as amended on Form 10-Q/A dated August 17, 1994, filed pursuant to Section 13 of the Exchange Act.

   (4)  The Company's Current Report on Form 8-K, dated January 6, 1994.

   (5) All other reports filed by the Company since December 31, 1993 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

   (6) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such information (File No. 1-8544).

   In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration

Statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Oakland, State of California, on October 25, 1994.

                                    AMERICAN PRESIDENT COMPANIES, LTD.



                                    By /s/ Maryellen B. Cattani
                                           Maryellen B. Cattani
                                           Senior Vice President,
                                           General Counsel
                                           and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                        Title                       Date



John M. Lillie *       Chairman of the Board,         October 25, 1994
                       President and Chief
                       Executive Officer
                       (Principal Executive Officer)
                       and Director



Will M. Storey *       Executive Vice President,       October 25, 1994
                       Chief Financial Officer
                       and Treasurer
                       (Principal Financial
                       Officer
                       and Director)



William J. Stuebgen *  Vice President -                October 25, 1994
                       Controller
                       (Principal Accounting
                       Officer)



Charles S. Arledge *   Director                        October 25, 1994


John H. Barr *         Director                        October 25, 1994
Tully M. Friedman *    Director                        October 25, 1994

Joji Hayashi *         Director                        October 25, 1994



F. Warren Hellman *    Director                        October 25, 1994



Toni Rembe *           Director                        October 25, 1994



Timothy J. Rhein *     Director                        October 25, 1994



Forrest N. Shumway *   Director                        October 25, 1994



G. Craig Sullivan *    Director                        October 25, 1994



Barry L. Williams *    Director                        October 25, 1994

* By /s/ Maryellen B. Cattani
   Maryellen B. Cattani
     Attorney-in-Fact

Exhibit
Number                           Exhibit


5.1                              Opinion regarding legality of
                                 securities to be offered


23.1                             Consent of Arthur Andersen &
                                 Co., Independent Public
                                 Accountants


23.2                             Consent of Pillsbury
                                 Madison & Sutro (included in
                                 Exhibit 5.1)


24.1                             Power of Attorney